UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Timberloch Place, Suite 550 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On August 21, 2023, MIND Technology, Inc. (the “Company” or "MIND") entered into a Stock Purchase Agreement (the “SPA”) with General Oceans AS (“General Oceans”), providing for the sale of the Company’s wholly owned subsidiary, Klein Marine Systems, Inc. (“Klein”). In connection with the SPA, MIND and General Oceans also entered into two software license agreements on August 21, 2023. Under such agreements, MIND has licensed to General Oceans its Spectral Ai software suite (“Spectral Ai”), as well as it's Redwood software development kit, for certain applications, particularly side-scan sonar. The Company and General Oceans also entered into a collaboration agreement on August 21, 2023 for the further development of Spectral Ai and potentially other software projects. The foregoing transactions contemplated by the SPA are referred to as the “Sale of Klein”. The aggregate consideration to the Company consisted of a cash payment of $11.5 million upon closing of the transaction on August 21, 2023.

The SPA contains certain customary representations, warranties, and covenants. The SPA also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Sale of Klein, subject to specified caps and limitations. The Company has also agreed to a covenant that would prohibit the Company from engaging in specified activities that would compete with the Klein business, for a period of five years, subject to certain limitations and exceptions. Completion of the Sale of Klein was subject to the satisfaction or waiver of customary closing conditions, including a requirement to terminate any liens, including those imposed under the Company’s Loan and Security Agreement (the “Loan”), dated as of February 2, 2023, with Sachem Capital Corp.

On August 22, 2023, following the closing of the Sale of Klein, all outstanding amounts due and owed, including principal, interest, and other charges, under the Loan were repaid in full and the Loan was terminated. Upon repayment, the obligations of the Company under the Loan were satisfied in full, the Loan and all related loan documents were terminated, and all liens and security interests granted thereunder were released and terminated.

The foregoing summary of the SPA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1. The unaudited pro forma financial statements of the Company, giving effect to the Sale of Klein, are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02         Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure.

On August 22, 2023, the Company issued a press release titled “MIND Technology Announces Sale of Klein Unit.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company as of and for the three months ended April 30, 2023, and the fiscal years ended January 31, 2023 and 2022, and the notes related thereto, in each case giving effect to the Sale of Klein, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated August 21, 2023.
99.1	MIND Technology, Inc. press release dated August 22, 2023.
99.2	Unaudited pro forma financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.
August 25, 2023
	By:	/s/ Robert P. Capps
Name: Robert P. Capps
Title: President and Chief Executive Officer